As filed with the Securities and Exchange Commission on November 30, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________________________
SILA REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)
________________________________________________

Maryland	46-1854011
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1001 Water Street, Suite 800 Tampa, FL 33602 (813) 287-0101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael A. Seton
President and Chief Executive Officer
Sila Realty Trust, Inc.
1001 Water Street
Suite 800
Tampa, Florida 33602
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
___________________________________________

Copies to:
Michael M. Mills, Jr., Esq.
Holland & Knight LLP
100 North Tampa Street, Suite 4100
Tampa, Florida 33602
(813) 227-8500
Facsimile: (813) 229-0134
___________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to Rule 429 of the Securities Act, the Prospectus contained in this registration statement also applies to registration statement No. 333-235469 (the “Prior Registration Statement”), and the 218,318 shares of the registrant’s common stock left unsold from the shares of common stock that were registered under the Prior Registration Statement, and shall be deemed a post-effective amendment of the Prior Registration Statement.

Sila Realty Trust, Inc.
Fifth Amended and Restated Distribution Reinvestment Plan
6,150,062 Class A Shares, Class I Shares and Class T Shares
Sila Realty Trust, Inc. is a Maryland corporation, headquartered in Tampa, Florida, that has elected, and currently qualifies, to be taxed as a real estate investment trust, or a REIT, under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. We are primarily focused on investing in high quality healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which we believe typically generate predictable, durable and growing income streams. We may also make other real estate-related investments, which may include equity or debt interests in other real estate entities.
We have established a fifth amended and restated distribution reinvestment plan, or DRIP, designed to provide existing holders of shares of our common stock with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of the same class of our common stock through the DRIP. Some of the significant features of the DRIP are as follows:
•    Our current stockholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares of the same class under the DRIP.
•    Participants in the DRIP generally are required to have the full amount of the cash distributions paid in connection with their shares reinvested in shares of the same class through the DRIP.
•    The purchase prices per share under our DRIP will be $8.13 per Class A share, $8.13 per Class I share and $8.13 per Class T share, which are equal to our most recent Estimated Per Share NAV of each of our Class A shares of common stock, Class I shares of common stock and Class T shares of common stock approved by our board of directors, or our Board, on May 11, 2023. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly.
•    Eligible participants may participate in the DRIP by completing and executing an account update form. Forms may be found on our website at www.silarealtytrust.com; by calling our Investor Support line at (833) 404-4107; or by writing to the plan administrator at P.O. Box 43007, Providence, Rhode Island, 02940 c/o Computershare. If you are already enrolled in the DRIP, no action is required.
•    Participants may terminate participation in the DRIP at any time without penalty by delivering written notice to us. To be effective for any distribution, such notice must be received by the administrator of the DRIP at least 10 days prior to the last day of the distribution period to which it relates.
•    We will offer shares pursuant to the DRIP until we sell all 6,150,062 shares in this offering; provided, however, that our Board, may amend, suspend or terminate the DRIP for any reason by providing 10 days’ notice to participants in the plan.
•    Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRIP.
•    There is no public trading market for the shares, and there can be no assurance that a market will develop in the future.
•    You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.
Sila Realty Trust, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.
The date of this prospectus is November 30, 2023

PROSPECTUS SUMMARY
Sila Realty Trust, Inc.
We are a Maryland corporation that was formed on January 11, 2013. We are primarily focused on investing in high quality healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which, we believe, typically generate predictable, durable and growing income streams. We may also make other real estate-related investments, which may include equity or debt interests in other real estate entities.
Substantially all of our business is conducted through Sila Realty Operating Partnership, LP, a Delaware limited partnership, or the Operating Partnership. We are the sole general partner of the Operating Partnership and directly and indirectly own 100% of the Operating Partnership.
Our executive offices are located at 1001 Water Street, Suite 800, Tampa, Florida, 33602, and our telephone number is (813) 287-0101. The telephone number for our investor support department is (833) 404-4107. Additional information about us may be obtained at www.silarealtytrust.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
As of November 30, 2023, the Company owned 132 real estate properties and two undeveloped land parcels located in 58 markets across the United States.
Our REIT Status
We elected, and currently qualify, to be taxed as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, to its stockholders. If we fail to qualify for taxation as a REIT in any year, and the statutory relief provisions of the Internal Revenue Code do not apply, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT, we may still be subject to state and local taxes on our income and property, U.S. federal income and excise taxes on our undistributed income and other U.S. taxes.
Terms of the Offering
We currently are offering up to 6,150,062 shares in any combination of Class A shares, Class I shares and Class T shares to our existing stockholders pursuant to the DRIP. The purchase prices per share under the DRIP will be $8.13 per Class A share, $8.13 per Class I share and $8.13 per Class T share, which are equal to our most recent Estimated Per Share NAV approved by our board of directors on May 11, 2023. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly.
We will offer shares pursuant to the DRIP until we sell all 6,150,062 shares in any combination of Class A shares, Class I shares and Class T shares in this offering; provided, however, that our Board may amend, suspend or terminate the DRIP for any reason, by providing 10 days’ notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.
Distribution Reinvestment Plan
This prospectus describes the DRIP, which is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability.
Use of Proceeds
The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, acquisitions of real estate and real estate-related investments, operating expenses, capital expenditures, funding for our share repurchase program, and principal and interest payments on any current and future indebtedness. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.
Incorporation by Reference
This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission, or the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, our 2023 proxy statement (solely to the extent specifically incorporated by reference into our Annual Report on Form 10- K for the year ended December 31, 2022), our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.
Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN
Purpose of the Distribution Reinvestment Plan
The DRIP is designed generally to offer our existing stockholders a convenient method of purchasing additional shares of our common stock by reinvesting cash distributions. The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, acquisitions of real estate and real estate-related investments, operating expenses, capital expenditures, funding for our share repurchase program, and principal and interest payments on any current and future indebtedness.
How to Enroll in the Distribution Reinvestment Plan
You can participate in the DRIP if you currently own shares of our common stock and such shares are registered in your name. If you have shares registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRIP, you will need to arrange for that entity to transfer ownership of the shares to you.

Eligible persons may elect to participate in the DRIP by completing a paper enrollment form and mailing it to the address on the form; by calling our Investor Support line at (833) 404-4107; or by written notice to the plan administrator at P.O. Box 43007, Providence, Rhode Island, 02940, c/o Computershare. Forms may be obtained at any time by calling (833) 404-4107 or on the Company's website at www.silarealtytrust.com, the contents of which are not incorporated into this Registration Statement. Participation in the DRIP will commence with the next distribution payable after receipt of your election to participate, provided it is received at least 10 days prior to the last day of the fiscal quarter, month or other period to which such distribution relates. If you are already enrolled in the DRIP, no action is required.
You will remain a participant of the DRIP until you deliver to our plan administrator written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Participation in the Distribution Reinvestment Plan”).
We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.
Terminating Participation in the Distribution Reinvestment Plan
Participants should note that affirmative action must be taken to withdraw from participation in the DRIP. Participants may withdraw from the DRIP by completing and executing an account update form. Forms may be found on our website at www.silarealtytrust.com; by calling our Investor Support line at (833) 404-4107; or by writing to the plan administrator at P.O. Box 43007, Providence, Rhode Island, 02940 c/o Computershare. A withdrawal from participation in the DRIP will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least 10 days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which may or may not occur, will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the plan administrator that the transferee meets the requirements for participation in the DRIP and affirmatively elects to participate in the plan by providing to the plan administrator an executed enrollment form or other written authorization required by the plan administrator.
Offers and sales of shares pursuant to the DRIP must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the DRIP in any states in which our registration is not renewed or extended.
Source and Purchase Price of the Shares
Shares of our common stock purchased under our DRIP come from our authorized but unissued shares of common stock. There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. The purchase prices per share under our DRIP will be $8.13 per Class A share, $8.13 per Class I share and $8.13 per Class T share, which are equal to our most recent Estimated Per Share NAV approved by our board of directors on May 11, 2023. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly.
When Shares Will Be Purchased
Shares will be purchased for you under the DRIP promptly following the payment date for the distribution used to purchase the shares to the extent shares are available for purchase under the DRIP. If sufficient shares are not available to issue under the DRIP, the plan administrator will remit excess cash distributions to the respective DRIP participant.
Participants generally are required to have the full amount of their cash distributions with respect to all shares owned by them reinvested pursuant to the DRIP. If you choose to participate in the DRIP, the plan administrator will receive all cash distributions on the shares registered in your name and will apply such distributions to purchase additional shares of the same class for you directly from us. However, the plan administrator has the sole discretion, upon the request of a DRIP participant, to accommodate such participant’s request for less than all of its securities to be subject to participation in the DRIP.
Cost of Participating in the Distribution Reinvestment Plan
You will not incur any service charges when purchasing shares under the DRIP. All costs of administration of the DRIP will be borne by us.

Reports to Participants
Within 90 days after the end of each calendar year, the plan administrator will mail to each participant a statement of account describing, as to such participant, the distributions received and the number of shares purchased during the prior year. The plan administrator will also make available to each participant a monthly statement of account which includes the per share purchase price for such shares.
Excluded Distributions
Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the DRIP, or Excluded Distributions. Accordingly, if proceeds attributable to a potential sale transaction are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our DRIP. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In that event, the amount distributed to participants in our DRIP will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our DRIP. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.
Federal Income Tax Considerations
Stockholders who participate in the DRIP will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the DRIP, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the DRIP will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.
Book-Entry Evidence for Shares Acquired Under the Distribution Reinvestment Plan
All shares that you purchase through the DRIP are recorded in your name on our books. We do not issue stock certificates. The number of shares you hold in the DRIP will be shown on your regular statement of account.
Selling Shares Acquired Under the Distribution Reinvestment Plan
You may sell the shares purchased through the DRIP, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares, and one may or may not develop. Consequently, there may not be a readily available buyer for your shares.
Amendment, Suspension and Termination
We reserve the right to amend any aspect of our DRIP with 10 days’ notice to participants. The plan administrator, which currently is us, also reserves the right to terminate a participant’s individual participation in the DRIP, and we reserve the right to suspend or terminate our DRIP itself in our sole discretion at any time, by sending 10 days’ prior written notice of suspension or termination to the suspended or terminated participant or, upon termination of the DRIP, to all participants.
Voting Rights of Shares Acquired Under the Distribution Reinvestment Plan
Shares in your DRIP account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of stockholders.

Our Liability Under the Distribution Reinvestment Plan
Neither our company nor the DRIP’s administrator has any responsibility or liability as to the value of the shares or any change in the value of the shares acquired for each participant’s account, and neither the company nor the plan’s administrator will be liable for any act done in good faith, or for any good faith omission to act. In addition, our charter provides, to the maximum extent permitted by Maryland law in effect from time to time, we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, must pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of us and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity or (ii) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity.
The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable.
Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.
YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DISTRIBUTION REINVESTMENT PLAN.
Governing Law
The DRIP and the DRIP’s participants’ election to participate in the plan will be governed by the laws of the State of Maryland.
Contact for Documents Regarding the Distribution Reinvestment Plan
All requests for forms regarding the DRIP and documents incorporated by reference into this prospectus should be sent to:
Computershare
P.O. Box 43007
Providence, RI 02940
(833) 404-4107

USE OF PROCEEDS
The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, acquisitions of real estate and real estate-related investments, operating expenses, capital expenditures, funding for our share repurchase program, and principal and interest payments on any current and future indebtedness. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.
We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering costs, in our sole discretion. These offering costs are currently estimated to be approximately $92,118 (or less than 1% of the maximum DRIP proceeds).

PLAN OF DISTRIBUTION
We are offering a maximum of 6,150,062 shares in any combination of Class A shares, Class I shares and Class T shares to our current stockholders through the DRIP. The purchase price per share under our DRIP will be $8.13 per Class A share, $8.13 per Class I share and $8.13 per Class T share, which are equal to our most recent Estimated Per Share NAV approved by our Board on May 11, 2023. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly.

We will not engage any person to participate in or facilitate the distribution of shares under the DRIP.

LEGAL MATTERS
Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS
The consolidated financial statements and financial statement schedule III of Sila Realty Trust, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRIP is terminated comprise the incorporated documents:
(a) The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-191706) filed with the SEC on October 11, 2013, as amended;
(b) Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;
(c) The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2023;
(d) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 4, 2023, August 7, 2023 and November 8, 2023, respectively; and
(e) Our Current Reports on Form 8-K filed with the SEC on January 18, 2023, February 17, 2023, March 6, 2023, April 14, 2023, May 15, 2023, May 23, 2023, June 16, 2023, June 20, 2023, June 29, 2023, July 17, 2023, September 12, 2023, October 18, 2023, November 8, 2023 (second of two reports), and November 21, 2023.
It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of this, or any, document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be mailed to ComputerShare, P.O. Box 43007, Providence, Rhode Island, 02940, or by calling our investor support line at (833) 404-4107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

SILA REALTY TRUST, INC.
Prospectus
Distribution Reinvestment Plan
6,150,062 Shares of Class A, Class I and Class T Common Stock

ALPHABETICAL INDEX	PAGE
Cautionary Note Regarding Forward-Looking Statements	2
Experts	6
Incorporation of Certain Information by Reference	6
Legal Matters	6
Plan of Distribution	5
Prospectus Summary	1
Risk Factors	2
Summary of Our Distribution Reinvestment Plan	2
Use of Proceeds	5
Where You Can Find Additional Information	6
______________________________________________________________________________________

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.
November 30, 2023

APPENDIX A
FIFTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
SILA REALTY TRUST, INC.
Effective as of November 30, 2023
Sila Realty Trust, Inc., a Maryland corporation (the “Company”), has adopted this Fifth Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Eligible Participants may participate in the Plan by completing and executing an account update form. Forms may be found on the Company’s website at www.silarealtytrust.com; by calling our Investor Support line at (833) 404-4107; or by writing to the Administrator at P.O. Box 43007, Providence, Rhode Island, 02940 c/o Computershare. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of directors of the Company.
3. General Terms of Plan Investments.
(a) The purchase price per Class A Share, Class I Share and Class T Share will be equal to the most recent Estimated Per Share NAV of each respective class, as determined by the Company’s board of directors. The purchase price per Class A Share, Class I Share and Class T Share may be amended from time to time by the Company’s board of directors based upon changes in the Company’s Estimated Per Share NAV and other factors that the Company’s board of directors deems relevant. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Current Report on Form 8-K.
(b) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(c) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. Distributions on Class A Shares will be reinvested in Class A Shares, Distributions on Class I Shares will be reinvested in Class I Shares and Distributions on Class T Shares will be reinvested in Class T Shares. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
(d) Participants may acquire fractional Shares, computed to five decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.
(e) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or to violate other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company and not more than 9.8% (in number of shares or value, whichever is more restrictive) of the outstanding shares of common stock of the Company.
4. Absence of Liability. The Company and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.
5. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received and the number of Shares purchased pursuant to the Plan during the prior year. The Administrator will also make available to each Participant a monthly statement of account which includes the per Share purchase price for such Shares. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.
6. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
7. Reinvestment in Subsequent Programs.
(a) The Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama, New Jersey, North Carolina, Ohio and Washington investors) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);
(c) the offering and sale of such interests are qualified for sale under the applicable state securities laws; and
(d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program.
8. Termination.
(a) A Participant may terminate or modify his or her participation in the Plan at any time by completing and executing an account update form. Forms may be found on our website at www.silarealtytrust.com; by calling our Investor Support line at (833) 404-4107; or by writing to the Administrator at P.O. Box 43007, Providence, Rhode Island, 02940 c/o Computershare.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
9. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.
10. Amendment to or Suspension or Termination of the Plan.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).
(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by filing a Current Report on Form 8-K with the SEC.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
11. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

13. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates unless authorized by the board of directors of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by the Registrant, all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 6,150,062 shares in any combination of Class A shares, Class I shares and Class T shares except the registration fee.

SEC Registration Fee	$7,118
Printing and Postage Expenses	3,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	22,000
Total Expenses	$92,118
Item 15. Indemnification of Directors and Officers
The Maryland General Corporation Law (MGCL) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
Our charter provides that, to the maximum extent permitted by Maryland law in effect from time to time, we shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of us and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity or (ii) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity. We may, with the approval of our board of directors, provide such indemnification and advancement of expenses to an individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.
We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
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We have entered into indemnification agreements with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding.
Item 16. Exhibits
The list of exhibits filed as part of this registration statement on Form S-3 is submitted in the Exhibit Index following the signature page.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c) The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description
3.1
Third Articles of Amendment and Restatement (included as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-55435) filed on August 15, 2022, and incorporated herein by reference).

3.2
Second Amended and Restated Bylaws of Sila Realty Trust, Inc. (included as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-55435) filed on June 20, 2023, and incorporated here by reference).

4.1*	Amended and Restated Distribution Reinvestment Plan (included as Appendix A to the prospectus).
5.1*	Opinion of Venable LLP as to legality of securities.
23.1*	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table.

* Included herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, this 30th day of November, 2023.

SILA REALTY TRUST, INC.

By:	/s/ MICHAEL A. SETON
Michael A. Seton
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Michael A. Seton and Kay C. Neely, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Capacity	Date

/s/ MICHAEL A. SETON	Chief Executive Officer, Director and President	November 30, 2023
Michael A. Seton	(Principal Executive Officer)

/s/ KAY C. NEELY	Chief Financial Officer, Executive Vice President and Treasurer	November 30, 2023
Kay C. Neely	(Principal Financial Officer and
Principal Accounting Officer)

/s/ JONATHAN KUCHIN	Chairman of the Board of Directors	November 30, 2023
Jonathan Kuchin

/s/ Z. JAMIE BEHAR	Director	November 30, 2023
Z. Jamie Behar

/s/ ADRIENNE KIRBY	Director	November 30, 2023
Adrienne Kirby

/s/ VERETT MIMS	Director	November 30, 2023
Verett Mims

/s/ ROGER PRATT	Director	November 30, 2023
Roger Pratt